UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2023

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27512	47-0783182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Inverness Dr W Suite 300
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303 200-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CSGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On September 11, 2023, CSG Systems International, Inc. (“CSG” or the “Company”) issued and sold $425.0 million aggregate principal amount of its 3.875% Convertible Senior Notes due 2028 (the “Notes”), which amount included $50.0 million aggregate principal amount of Notes sold pursuant to the initial purchasers’ (the “Initial Purchasers”) full exercise of their option to purchase additional Notes. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of September 11, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will bear interest at a rate of 3.875% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes will mature on September 15, 2028, unless earlier converted, redeemed or repurchased.

The initial conversion rate of the Notes is 14.0753 shares of CSG’s common stock (“Common Stock”) per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $71.05 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events specified in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a Make-Whole Fundamental Change (as defined in the Indenture) or if CSG delivers a Notice of Redemption (as defined in the Indenture), CSG will, in certain circumstances, increase the conversion rate as described in the Indenture for a holder who elects to convert its Notes in connection with such Make-Whole Fundamental Change or to convert its Notes called (or deemed called) for redemption in connection with such Notice of Redemption, as the case may be.

Prior to the close of business on the business day immediately preceding June 15, 2028, holders of the Notes may convert their Notes at their option only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on December 31, 2023 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five business day period after any ten consecutive trading day period in which, for each trading day of that ten trading day period, the Trading Price (as defined in the Indenture), as determined following a request by a holder of Notes in accordance with the procedures described in the Indenture, per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (iii) if CSG calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called as provided in the Indenture) for redemption; or (iv) upon the occurrence of specified corporate events described in the Indenture. On or after June 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash up to the aggregate principal amount of the Notes to be converted and in cash, shares of the Common Stock or any combination of cash and shares of the Common Stock, at CSG’s election, in respect of the remainder, if any, of CSG’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

CSG may not redeem the Notes prior to September 21, 2026. On or after September 21, 2026, CSG may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at CSG’s option, if the last reported sale price of CSG’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which CSG provides the related notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If CSG elects to redeem fewer than all the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No “sinking fund” is provided for the Notes, which means that CSG is not required to redeem or retire the Notes periodically.

Upon the occurrence of a Fundamental Change (as defined in the Indenture), except in the case of an “exempted Fundamental Change” as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will have the right, subject to certain conditions, to require CSG to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Notes are CSG’s general unsecured obligations and will rank senior in right of payment to any of CSG’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of CSG’s liabilities that are not so subordinated; effectively junior in right of payment to any of CSG’s secured indebtedness to the extent of the value of the assets securing such indebtedness (including all amounts under CSG’s existing senior credit facilities); and structurally junior to all indebtedness and other liabilities (including trade payables) of CSG’s subsidiaries.

The Indenture contains customary terms and covenants. If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to CSG) occurs and is continuing, either the Trustee, by written notice to CSG, or the holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to CSG and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable. In case of an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to CSG (and not involving solely one or more of CSG’s Significant Subsidiaries (as defined in the Indenture)), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable immediately. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

•
CSG defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•
CSG defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•
CSG’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

•
CSG’s failure to give (i) a Fundamental Change Notice (as defined in the Indenture) or a notice of a Make-Whole Fundamental Change, in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction (as described in the Indenture) when due and such failure continues for five business days;

•
CSG’s failure to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of CSG;

•
CSG’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

•
default by CSG or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of CSG and/or any such Significant Subsidiary (other than intercompany indebtedness), whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to CSG by the Trustee or to CSG and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; and

•
certain events of bankruptcy, insolvency or reorganization of CSG or any of its Significant Subsidiaries.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 3.875% Convertible Senior Notes due 2028, which are attached as Exhibits 4.20 and 4.25, respectively, to his Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On September 6, 2023, in connection with the pricing of the Notes, CSG entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the Initial Purchasers or their respective affiliates and/or other financial institutions (collectively, the “Option Counterparties”). On September 8, 2023, in connection with the full exercise by the Initial Purchasers of their option to purchase additional Notes described above, CSG entered into additional privately negotiated capped call transactions (the “Additional Capped Call Transactions” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the same Option Counterparties as the Base Capped Call Transactions. On September 11, 2023, CSG used approximately $34.3 million of the net proceeds from the offering of the Notes to pay the cost of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 5.98 million shares of CSG’s Common Stock, the same number of shares of Common Stock initially underlying the Notes. The Capped Call Transactions will expire upon the maturity of the Notes.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments CSG is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the initial conversion price of the Notes, or approximately $71.05 per share of Common Stock, and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes.

The Capped Call Transactions are separate transactions, entered into by CSG with the Option Counterparties, and are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the form of the confirmations for the Capped Call Transactions entered into with the Option Counterparties on September 6, 2023 and September 8, 2023, which form is attached as Exhibit 10.40 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Notes and the Indenture is incorporated herein by reference.

CSG issued and sold the Notes to the Initial Purchasers of the Notes in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. CSG relied on these exemptions from registration based in part on representations made by the Initial Purchasers of the Notes in the purchase agreement, dated September 6, 2023, by and between CSG and Jefferies LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several Initial Purchasers. The Notes and the shares of Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities laws. The Notes and the shares of Common Stock issuable upon conversion of the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, absent registration except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. CSG does not intend to file a shelf registration statement for the resale of the Notes or any Common Stock issuable upon conversion of the Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.20	Indenture, dated as of September 11, 2023, between CSG Systems International, Inc. and U.S. Bank Trust Company, National Association, as trustee
4.25	Form of 3.875% Convertible Senior Note due 2028 (included as Exhibit A in Exhibit 4.20)
10.40	Form of Capped Call Confirmations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL, INC.

Date:	September 11, 2023	By:	/s/ Rasmani Bhattacharya
Rasmani Bhattacharya Executive Vice President and Chief Legal Officer